                                                                    EXHIBIT 99.1


                                                       FOR IMMEDIATE RELEASE

                                                       Contact:  Ron Weigner
                                  Vice President and Chief Financial Officer
                                                                    978.284.4446


        MKS INSTRUMENTS REPORTS FOURTH QUARTER AND YEAR 2004 RESULTS

   Wilmington, Mass. -- February 10, 2005 -- MKS Instruments, Inc. (NASDAQ:
MKSI), a leading worldwide provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing processes, today reported fourth quarter and full year 2004 financial results. Fourth quarter net sales were $130.9 million, up 29 percent from $101.8 million in the fourth quarter of 2003 and down 6 percent from $139.7 million in the third quarter of 2004.

   Fourth quarter 2004 GAAP net earnings were $24.1 million, or $0.44 per diluted share, which included a non-cash adjustment of $16.7 million, or $0.31 per share, to reverse a previously established valuation allowance against net deferred tax assets. Excluding this adjustment, net earnings were $7.4 million, or $0.14 per diluted share, compared to GAAP net earnings of $2.1 million, or $0.04 per diluted share, for the fourth quarter of 2003 and $12.2 million, or $0.22 per diluted share, for the third quarter of 2004.

   Non-GAAP net earnings, which exclude amortization of acquired intangible assets and special items, were $11.1 million, or $0.20 per diluted share, for the fourth quarter of 2004, compared to $5.9 million, or $0.11 per diluted share, for the fourth quarter of 2003 and $15.8 million, or $0.29 per diluted share, for the third quarter of 2004.

   For the calendar year 2004, net sales increased by 65 percent to $555.1 million from $337.3 million for the calendar year 2003. GAAP net earnings were $69.8 million, or $1.28 per diluted share, on 54.7 million weighted average shares outstanding in 2004, compared to a net loss of $16.4 million, or $0.32 per basic share, on 51.6 million weighted average shares outstanding in 2003. Non-GAAP net earnings were $62.9 million, or $1.15 per diluted share, in 2004 compared to a loss of $1.0 million, or $0.02 per basic share, in 2003.

   John Bertucci, Chairman and Chief Executive Officer, said, "A slowdown in semiconductor capital spending began in the second half of 2004. Our fourth quarter sales to semiconductor OEMs decreased by 9 percent sequentially, while sales to other, non-semiconductor markets increased by 11 percent.

   "Our visibility is limited because of our short lead times, making it difficult to estimate business levels beyond the current quarter. Based on current customer order patterns, we estimate that first quarter 2005 sales could range from $115 to $125 million, or a sequential decrease of 5 to 12 percent. GAAP net earnings could range from $0.02 to $0.08 per diluted share, and non-GAAP net earnings, which exclude amortization of acquired intangible assets of approximately $3.7 million, could range from $0.06 to $0.12 per diluted share. We will continue to look closely at order levels and manage the business to increase profitability at all sales levels. At the same time, we will continue to invest in R&D for products that enhance the performance and productivity of process tools.

   "It is clear that world-class device manufacturers are not delaying strategic projects that provide competitive advantage, as shown by recent announcements for higher capital spending at the leading edge in 2005. We believe that an increasing percent of the capital spending dollar will be invested in process control, as fabs strive to improve uptime, yield, and throughput. We are well positioned to address these requirements. While near-term challenges may continue in the semiconductor capital equipment market, we see good momentum in many of our process control products targeted at this growing opportunity."

   The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS has historically been acquisitive, and MKS' management believes the presentation of non-GAAP financial measures, which exclude the costs associated with acquisitions and other special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

   Management will discuss fourth quarter financial results on a conference call today at 5:00 p.m. (Eastern Time). A live web cast and replay of the conference call will be available at www.mksinstruments.com in the "Investors" section. To hear a telephone replay through February 17, 2005, dial 303-590-3000, pass code 11021310#.

   MKS Instruments, Inc. is a leading worldwide provider of process control solutions for advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, data storage media, architectural glass and electro-optical products; and technology for medical imaging equipment. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas-related semiconductor manufacturing processes, thereby enhancing our customers' uptime, yield and throughput, and improving their productivity and return on invested capital.

   This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MKS' future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS' major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS' filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                              MKS INSTRUMENTS, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                          Three Months Ended
                                                                          ------------------
                                                              December 31,    December 31,   September 30,
                                                                 2004            2003            2004
                                                               ---------       ---------       ---------
Net sales                                                      $ 130,859       $ 101,778       $ 139,651
Cost of sales                                                     82,716          64,242          84,045
                                                               ---------       ---------       ---------
Gross profit                                                      48,143          37,536          55,606
Research and development                                          13,816          12,931          14,201
Selling, general and administrative                               21,500          17,523          22,971
Amortization of acquired intangible assets                         3,691           3,685           3,689
Restructuring, asset impairment and other charges                     --             959              --
                                                               ---------       ---------       ---------
Income from operations                                             9,136           2,438          14,745
Interest income, net                                                 873             271             442
Other income (NOTE 1)                                                 --             927              --
                                                               ---------       ---------       ---------

Income before income taxes                                        10,009           3,636          15,187
Provision (benefit) for income taxes (NOTE 2)                    (14,106)          1,500           3,037
                                                               ---------       ---------       ---------
Net income                                                     $  24,115       $   2,136       $  12,150
                                                               =========       =========       =========

Net income per share:
  Basic                                                        $    0.45       $    0.04       $    0.23
  Diluted                                                      $    0.44       $    0.04       $    0.22

Weighted average shares outstanding:

  Basic                                                           53,680          51,899          53,602
  Diluted                                                         54,272          54,006          54,302


THE FOLLOWING SUPPLEMENTAL NON-GAAP EARNINGS
INFORMATION IS PRESENTED TO AID IN
UNDERSTANDING THE MKS OPERATING RESULTS:



GAAP net Income                                                $  24,115       $   2,136       $  12,150

Adjustments:
   Benefit for income taxes (NOTE 2)                             (16,729)             --              --
   Amortization of acquired intangible assets                      3,691           3,685           3,689
   Restructuring, asset impairment and other charges                  --             959              --
   Gain from insurance repayment (NOTE 1)                             --            (927)             --
                                                               ---------       ---------       ---------
Non-GAAP net income (NOTE 3)                                   $  11,077       $   5,853       $  15,839
                                                               =========       =========       =========

Non-GAAP net income per share (NOTE 3)                         $    0.20       $    0.11       $    0.29
                                                               =========       =========       =========
Weighted average shares outstanding - diluted                     54,272          54,006          54,302


NOTE 1: For the three months ended December 31, 2003, the Company recorded a gain of $927 from the early repayment of premiums related to a split dollar life insurance policy covering the Chairman and CEO of the Company.

NOTE 2: The three month period ended December 31, 2004 includes a benefit of $16,729 for the reversal of the previously established valuation allowance against net deferred tax assets.

NOTE 3: The Non-GAAP net income and non-GAAP net income per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

                              MKS INSTRUMENTS, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   Year ended
                                                                   December 31,
                                                                   ------------
                                                               2004            2003
                                                             ---------       ---------
Net sales                                                    $ 555,080       $ 337,291
Cost of sales                                                  335,709         219,182
                                                             ---------       ---------
Gross profit                                                   219,371         118,109
Research and development                                        56,973          47,650
Selling, general and administrative                             87,284          69,891
Amortization of acquired intangible assets                      14,764          14,692
Restructuring, asset impairment and other charges                  437           1,593
                                                             ---------       ---------
Income (loss) from operations                                   59,913         (15,717)
Interest income, net                                             1,913           1,056
Other income (NOTE 1, 2)                                         5,402             927
                                                             ---------       ---------
Income (loss) before income taxes                               67,228         (13,734)
Provision (benefit) for income taxes (NOTE 3)                   (2,611)          2,651
                                                             ---------       ---------
Net income (loss)                                            $  69,839       $ (16,385)
                                                             =========       =========
Net income (loss) per share:
  Basic                                                      $    1.30       $   (0.32)
  Diluted                                                    $    1.28       $   (0.32)

Weighted average shares outstanding:
  Basic                                                         53,519          51,581
  Diluted                                                       54,656          51,581


THE FOLLOWING SUPPLEMENTAL NON-GAAP EARNINGS
INFORMATION IS PRESENTED TO AID IN
UNDERSTANDING THE MKS OPERATING RESULTS:



GAAP Net income (loss)                                       $  69,839       $ (16,385)

Adjustments:
   Benefit for income taxes (NOTE 3)                           (16,729)             --
   Amortization of acquired intangible assets                   14,764          14,692
   Restructuring, asset impairment and other charges               437           1,593
   Gain from insurance repayment (NOTE 1)                           --            (927)
   Other income (NOTE 2)                                        (5,402)             --
                                                             ---------       ---------

Non-GAAP net income (loss) (NOTE 4)                          $  62,909       $  (1,027)
                                                             =========       =========
Non-GAAP net income (loss) per share (NOTE 4, 5)             $    1.15       $   (0.02)
                                                             =========       =========
Weighted average shares outstanding - diluted (NOTE 5)          54,656          51,581



NOTE 1: The Company recorded a gain of $927 during 2003 from the early repayment of premiums related to a split dollar life insurance policy covering the Chairman and CEO of the Company.

NOTE 2: The GAAP amount for 2004 represents primarily the collection of a note receivable of $5.0 million which had been written off in 2002.

NOTE 3: The year ended December 31, 2004 includes a benefit of $16,729 for the reversal of the previously established valuation allowance against net deferred tax assets.

NOTE 4: The Non-GAAP net income (loss) and Non-GAAP net income (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items.

NOTE 5: Due to the net loss for the year ended December 31, 2003, net loss per share is based on the basic number of weighted average shares outstanding. For the year ended December 31, 2004, the Company reported net income and, therefore, used the diluted weighted average shares outstanding.

                              MKS INSTRUMENTS, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                              December 31,
                                                           2004          2003
                                                         --------      --------
ASSETS
Cash and short-term investments                          $235,900      $129,178
Trade accounts receivable                                  83,942        65,454
Inventories                                                99,633        82,013
Other current assets                                       22,037         5,631
                                                         --------      --------
               Total current assets                       441,512       282,276


Property, plant and equipment, net                         80,917        76,121
Long-term investments                                       4,775        13,625
Goodwill                                                  255,740       259,924
Other acquired intangible assets                           41,604        56,192
Other assets                                                3,572         4,724
                                                         --------      --------

Total assets                                             $828,120      $692,862
                                                         ========      ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt                                          $ 24,509      $ 20,196
Accounts payable                                           23,338        25,302
Accrued expenses and other liabilities                     45,965        26,310
                                                         --------      --------
               Total current liabilities                   93,812        71,808


Long-term debt                                              6,667         8,924
Other long-term liabilities                                 6,147         3,820

Stockholders' equity:
Common stock                                                  113           113
Additional paid-in capital                                630,736       587,910
Retained earnings                                          82,077        12,238
Other stockholders' equity                                  8,568         8,049
                                                         --------      --------
               Total stockholders' equity                 721,494       608,310
                                                         --------      --------
Total liabilities and stockholders' equity               $828,120      $692,862
                                                         ========      ========